EXHIBIT 10.2
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                            FORM OF ESCROW AGREEMENT

         ESCROW AGREEMENT (the "Escrow Agreement") made as of the 11th day of May, 1999, by and among Xybernaut Corporation, a Delaware corporation with offices at 12701 Fair Lakes Circle, Suite 550, Fairfax, Virginia 22033 (the "Company"), Forest Avenue LLC, a Cayman Islands limited liability company with offices at c/o Citco Trustees (Cayman) Limited Commericial Centre, PO Box 31106 SMB Grand Cayman, Cayman Islands, British West Indies (the "Purchaser") and Parker Chapin Flattau & Klimpl, LLP, a New York limited liability partnership with offices at 1211 Avenue of the Americas, New York, New York 10027, as escrow agent (the "Escrow Agent").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to raise capital for the production and marketing of the Company's Mobile Assistant(R) IV and related products and for general working capital purposes and acquisitions;

         WHEREAS, the Company and the Purchaser have agreed that, in order to raise capital, the Company shall issue and sell to the Purchasers an aggregate of 2,000 shares of Series E Preferred Stock of the Company (the "Preferred Stock"), each share convertible into shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), and warrants to purchase an aggregate of 50,000 shares of Common Stock (the "Warrants"), for an aggregate purchase price of $2,000,000.00 (the "Sale");

         WHEREAS, pursuant to the Sale, the Company will enter into a Securities Purchase Agreement dated as of May 11, 1999 (the "Purchase Agreement") with the Purchaser, in the form attached as Exhibit A hereto; and

         WHEREAS, the Purchase Agreement contemplates that all funds shall be paid into escrow and the original certificates representing the Preferred Stock (the "Certificates") and original Warrants shall be held in escrow prior to the Closing Date (as defined in the Purchase Agreement) and the Escrow Agent has agreed to receive, hold and pay such funds and to receive such Certificates and Warrants, upon the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Escrow Agreement hereby agree as follows:

         1. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings respectively assigned to them in the Purchase Agreement.

         2. Escrow of Funds. At or prior to the Closing Date, the following shall occur: (a) the Purchaser shall remit by wire transfer the Purchase Price to the Escrow Agent pursuant to this Escrow Agreement as payment in full for the Preferred Stock and the Warrants (the "Escrow Amount"); (b) the Company shall deliver or cause to be delivered to Escrow Agent the Certificates and the Warrants registered in the name of the Purchaser (or any nominee designated by the Purchaser at least three days before the Closing Date), free and clear of all liens, claims, charges and encumbrances. The Escrow Agent shall hold the Escrow Amount and the Certificates and the Warrants and shall deliver them or redeliver them to the Company or to the Purchaser, as applicable, only in accordance with the terms and conditions of this Escrow Agreement.

         3. Investment of Funds. The Escrow Agent shall invest the monies in the Escrow Amount in an interest bearing bank account with, or certificates of deposit or time deposits with maturities of no more than thirty (30) days issued by, a domestic commercial bank or such other bank or other financial institution as it normally holds such funds.

         4. Release of Funds. (a) The Escrow Agent shall release the Escrow Amount and the Certificates and the Warrants upon receipt, at any time, of instructions from the Company and the Purchaser directing the manner in which the return or other distribution of the funds in the Escrow Amount and the Certificates and the Warrants are to be made.

                  (b) Immediately following notification to the Escrow Agent by the Company and the Purchaser that each of the conditions precedent to a Closing has been satisfied or waived, the Company shall be paid the Escrow Amount and the Purchaser shall receive the Certificates and the Warrants.

                  (c) If no closing occurs and the Escrow Agent does not receive joint instructions of the Company and the Purchaser regarding an extension of the Closing Date, the Escrow Agent shall promptly thereafter return the Escrow Amount to the Purchaser and the Certificates and the Warrants to the Company.

                  (d) Any interest earned on the Escrow Amount shall be paid to the party receiving the Escrow Amount.

         5. Further Assurances. The Company and the Purchaser agree to do such further acts and to execute and deliver such statements, assignments, agreements, instruments and other documents as the Escrow Agent from time to time reasonably may request in connection with the administration, maintenance, enforcement or adjudication of this Escrow Agreement in order (a) to give the Escrow Agent confirmation and assurance of the Escrow Agent's rights, powers, privileges, remedies and interests under this Escrow Agreement and applicable law, (b) to better enable the Escrow Agent to exercise any such right, power, privilege, remedy or interest, or (c) to otherwise effectuate the purpose and the terms and provisions of this Escrow Agreement, each in such form and substance as may be reasonably acceptable to the Escrow Agent.

         6. Conflicting Demands. If conflicting or adverse claims or demands are made or notices served upon the Escrow Agent with respect to the escrow provided for herein, the Company and the Purchaser agree that the Escrow Agent shall refuse to comply with any such claim or demand and withhold and stop all further performance of this escrow so long as such disagreement shall continue. In so doing, the Escrow Agent shall not be or become liable for damages, losses, costs, expenses or interest to any or any other person for its failure to comply with such conflicting or adverse demands. The Escrow Agent shall be entitled to continue to so refrain and refuse to so act until such conflicting claims or demands shall have been finally determined by a court or arbitrator of competent jurisdiction or shall have been settled by agreement of the parties to such controversy, in which case the Escrow Agent shall be notified thereof in a notice signed by such parties. The Escrow Agent may also elect to commence an interpleader or other action for declaratory judgment for the purpose of having the respective rights of the claimants adjudicated, and may deposit with the court all funds held hereunder pursuant to this Escrow Agreement; and if it so commences and deposits, the Escrow Agent shall be relieved and discharged from any further duties and obligations under this Escrow Agreement.

         7. Disputes. Each of the parties hereto hereby covenants and agrees that the Federal or state courts located in the Borough of Manhattan, State of New York shall have jurisdiction over any dispute with the Escrow Agent or relating to this Escrow Agreement.

         8. Expenses of the Escrow Agent. The Company agrees to pay any and all out-of-pocket costs and expenses incurred by the Escrow Agent in connection with all waivers, releases, discharges, satisfactions, modifications and amendments of this Escrow Agreement, the administration and holding of the Escrow Amount and the investment of such funds, and the enforcement, protection and adjudication of the parties' rights hereunder by the Escrow Agent, including, without limitation, the out-of-pocket disbursements and expenses of the Escrow Agent itself and those of other attorneys it may retain, if any. The Company shall be liable to the Escrow Agent for any expenses payable by the Escrow Agent.

         9. Reliance on Documents and Experts. The Escrow Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or communication (which to the extent permitted hereunder may be by telegram, cable, telex, telecopier, or telephone) reasonably believed by it to be genuine and to have been signed, sent or made by the proper person or persons, and upon opinions and advice of legal counsel (including itself or counsel for any party hereto), independent public accountants and other experts selected by the Escrow Agent and mutually acceptable to each of the Company and the Purchaser. The Escrow Agent shall not be responsible to review the Certificates other than to confirm that it has been signed or to determine the clearance of checks received for the Escrow Amount.

         10. Status of the Escrow Agent, Etc. The Escrow Agent is acting under this Escrow Agreement as a stakeholder only. No term or provision of this Escrow Agreement is intended to create, nor shall any such term or provision be deemed to have created, any joint venture, partnership or attorney-client relationship between or among the Escrow Agent and the Company or the Purchaser. This Escrow Agreement shall not be deemed to prohibit or in any way restrict the Escrow Agent's representation of the Company, who may be advised by the Escrow Agent on any and all matters pertaining to this Escrow Agreement. To the extent the Company has been represented by the Escrow Agent, the Company hereby waives any conflict of interest and irrevocably authorizes and directs the Escrow Agent to carry out the terms and provisions of this Escrow Agreement fairly as to all parties, without regard to any such representation and irrespective of the impact upon the Company. The Escrow Agent's only duties are those expressly set forth in this Escrow Agreement, and each of the Company and the Purchaser authorize the Escrow Agent to perform those duties in accordance with its usual practices in holding funds of its own or those of other escrows. The Escrow Agent may exercise or otherwise enforce any of its rights, powers, privileges, remedies and interests under this Escrow Agreement and applicable law or perform any of its duties under this Escrow Agreement by or through its partners, employees, attorneys, agents or designees.

         11. Exculpation. The Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, shall not incur any liability whatsoever for the investment or disposition of funds or the taking of any other action in accordance with the terms and provisions of this Escrow Agreement, for any mistake or error in judgment, for compliance with any applicable law or any attachment, order or other directive of any court or other authority (irrespective of any conflicting term or provision of this Escrow Agreement), or for any act or omission of any other person selected with reasonable care and engaged by the Escrow Agent in connection with this Escrow Agreement (other than for such Escrow Agent's or such person's own acts or omissions breaching a duty owed to the claimant under this Escrow Agreement and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction); and each of the Company and the Purchaser hereby waive any and all claims and actions whatsoever against the Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances. Furthermore, the Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, shall not incur any liability (other than for a person's own acts or omissions breaching a duty owed to the claimant under this Escrow Agreement and amounting to willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction) for other acts and omissions arising out of or related directly or indirectly to this Escrow Agreement or the Escrow Amount; and each of the Company and the Purchaser hereby expressly waives any and all claims and actions (other than those attributable to a person's own acts or omissions breaching a duty owed to the claimant and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction) against the Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances.

         12. Indemnification. The Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, shall be indemnified, reimbursed, held harmless and, at the request of the Escrow Agent, defended, by the Company from and against any and all claims, liabilities, losses and expenses (including, without limitation, the reasonable disbursements, expenses and fees of their respective attorneys) that may be imposed upon, incurred by, or asserted against any of them, arising out of or related directly or indirectly to this Escrow Agreement or the Escrow Amount, except such as are occasioned by the indemnified person's own acts and omissions breaching a duty owed to the claimant under this Escrow Agreement and amounting to willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction.

         13. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given, (i) on the date delivered, (a) by personal delivery, or (b) if advance copy is given by fax, (ii) seven business days after deposit in the United States Postal Service by regular or certified mail, or (iii) three business days mailing by international express courier, with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto, (iv) if to the Company, XYBERNAUT CORPORATION, 12701 Fair Lakes Circle, Suite 550, Fairfax, Virginia 22033, ATTN: Chief Financial Officer, with a copy to Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036,
ATTN: Martin Eric Weisberg, Esq.; (v) if to the Investor, FOREST AVENUE LLC, c/o Citco Trustees (Cayman) Limited Commericial Centre, PO Box 31106 SMB Grand Cayman, Cayman Islands British West Indies, ATTN: Bas Horsten, with a copy to Krieger & Prager, Esqs., 319 Fifth Avenue, New York, New York 10016, ATTN:
Samuel M. Krieger, Esq.

         14. Section and Other Headings. The section and other headings contained in this Escrow Agreement are for convenience only, shall not be deemed a part of this Escrow Agreement and shall not affect the meaning or interpretation of this Escrow Agreement.

         15. Governing Law. This Escrow Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. Each party waives its right to a trial by jury. Each party to this Escrow Agreement irrevocable consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party to serve process in any other manner permitted by law.

         16. Counterparts. This Escrow Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts shall together constitute one and the same agreement.

         17. Resignation of Escrow Agent. The Escrow Agent may, at any time, at its option, elect to resign its duties as Escrow Agent under this Escrow Agreement by providing notice thereof to each of the Company and the Purchaser. In such event, the Escrow Agent shall deposit the Escrow Amount with a successor escrow agent to be appointed by (a) the Company and the Purchaser within 30 days following the receipt by the parties of such notice of resignation from the Escrow Agent, or (b) the Escrow Agent if the Company and the Purchaser shall have not agreed on a successor escrow agent within the aforesaid 30 day period, upon which appointment and delivery of the Escrow Amount the Escrow Agent shall be released of and from all liability under this Escrow Agreement.

         18. Successors and Assigns; Assignment. Whenever in this Escrow Agreement reference is made to any party, such reference shall be deemed to include the successors, assigns and legal representatives of such party, and, without limiting the generality of the foregoing, all representations, warranties, covenants and other agreements made by or on behalf of each of the Company and the Purchaser in this Escrow Agreement shall inure to the benefit of any successor escrow agent hereunder; provided, however, that nothing herein shall be deemed to authorize or permit the Company or the Purchaser to assign any of its rights or obligations hereunder to any other person (whether or not an affiliate of the Company or the Purchaser) without the written consent of each of the other parties nor to authorize or permit the Escrow Agent to assign any of its duties or obligations hereunder except as provided in Section 17 hereof.

         19. No Third Party Rights. The representations, warranties and other terms and provisions of this Escrow Agreement are for the exclusive benefit of the parties hereto, and no other person, including the creditors of the Company or the Purchaser, shall have any right or claim against any party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any party.

         20. No Waiver by Action, Etc. Any waiver or consent respecting any representation, warranty, covenant or other term or provision of this Escrow Agreement shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of a party at any time or times to require performance of, or to exercise its rights with respect to, any representation, warranty, covenant or other term or provision of this Escrow Agreement in no manner (except as otherwise expressly provided herein) shall affect its right at a later time to enforce any such term or provision. No notice to or demand on either the Company or the Purchaser in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. All rights, powers, privileges, remedies and interests of the parties under this Escrow Agreement are cumulative and not alternatives, and they are in addition to and shall not limit (except as otherwise expressly provided herein) any other right, power, privilege, remedy or interest of the parties under this Escrow Agreement or applicable law.

         21. Modification, Amendment, Etc. Each and every modification and amendment of this Escrow Agreement shall be in writing and signed by all of the parties hereto, and each and every waiver of, or consent to any departure from, any covenant, representation, warranty or other provision of this Escrow Agreement shall be in writing and signed by the party granting such waiver or consent.

         22. Entire Agreement. This Escrow Agreement and the Purchase Agreement contain the entire agreement of the parties with respect to the matters contained herein and therein and supersedes all prior representations, agreements and understandings, oral or otherwise, among the parties with respect to the matters contained herein.

         IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the date first written above.

                              XYBERNAUT CORPORATION



                               By: /s/ Steven A. Newman
                                   -----------------------------------
                                    Name:  Steven A. Newman
                                    Title:   Vice Chairman


                               FOREST AVENUE LLC



                               By:_____________________________________
                                      Name:
                                     Title:



                               PARKER CHAPIN FLATTAU & KLIMPL, LLP,
                                    as escrow agent

                               /s/ Martin E. Weisberg
                               ----------------------------------------
                               Name: Martin E. Weisberg
                               Title: Partner